Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A common stock, par value $0.00001 of Seer, Inc., dated as of January 11, 2021, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: January 11, 2021

MCV MANAGEMENT COMPANY, LLC

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

MAVERICK CAPITAL MANAGEMENT, LLC

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

MAVERICK VENTURES INVESTMENT FUND, L.P.

By:	Maverick Capital Ventures, LLC, its general partner

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

MAVERICK ADVISORS FUND, L.P.

By:	Maverick Capital Ventures, LLC, its general partner

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

MAVERICK CAPITAL VENTURES, LLC

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

MAVERICK CAPITAL ADVISORS, L.P.

By:	/s/ Mark Gurevich
Mark Gurevich

MAVERICK CAPITAL, LTD.

By:	/s/ Mark Gurevich
Mark Gurevich

LEE S. AINSLE III

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

DAVID B. SINGER

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated January 7, 2021

ANDREW H. WARFORD

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 16, 2018